                                                                    Exhibit 4.11

                             SHAREHOLDER'S AGREEMENT
                             -----------------------

                  This Shareholder's Agreement (this "Agreement") is entered into as of [o], 2003, between Aspen Insurance Holdings Limited, a Bermuda corporation (the "Company"), and the undersigned person ("Shareholder") (the
Company and Shareholder being hereinafter collectively referred to as the
"Parties"). All capitalized terms not immediately defined are hereinafter defined in Section 1 hereof.

                  WHEREAS, this Agreement is one of several other agreements
("Other Shareholders' Agreements") which have been, or which in the future will be, entered into between the Company and other individuals who are or will be directors, executive officers or key employees of the Company or one of its
Affiliates (collectively, the "Other Shareholders");

                  WHEREAS, prior to the date hereof Shareholder acquired from the Company and is the holder of [o] Ordinary Shares (the "Purchased Shares")
pursuant to the terms of [FOR MYNERS, O'KANE, CUSACK, DAVIES, MAY: that certain
Subscription and Shareholders' Agreement dated 28 May 2002, between the Company,
Shareholder and others (as amended on 21 June 2002, 17 September 2002, 3 October
2002, 22 November 2002, 27 November 2002 and 11 February 2003, the "Subscription
and Shareholders' Agreement")] [FOR ALL OTHERS: a Subscription [Deed][Agreement]
dated [21 June 2002][or appropriate date] between the Company and Shareholder
(the "Share Subscription Agreement")]; and

                  WHEREAS, Shareholder has been selected by the Company, as of or prior to the date hereof, to receive options to purchase [o] Ordinary Shares
(the "Options") pursuant to the terms set forth below and the terms of the Aspen
Insurance Holdings Limited 2003 Share Incentive Plan (the "Plan") and the
Nonqualified Share Option Agreement dated as of [o], 2003, entered into by and between the Company and Shareholder (the "Option Agreement").

                  NOW THEREFORE, to implement the foregoing and in consideration of the grant of Options and of the mutual agreements contained herein, the
Parties agree as follows:

                  1. Definitions. Terms used herein and defined above shall have the meanings specified above and the following terms shall have the following meanings:

                  "Affiliate" shall mean (i) any entity that controls, is
controlled by, or is under common control with, the Company (and the term
"control", including, with correlative meanings, the terms "controlled by" and
"under common control with", shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by contract or otherwise) or (ii) any other entity designated by the Board in which the Company or any of its Affiliates has an interest.

                  [FOR DIRECTORS/EXECUTIVE OFFICERS ONLY: "Appraisal Notice"
 shall have the meaning set forth in Section 2(j) hereof.]

                                                                               2

                  [FOR DIRECTORS/EXECUTIVE OFFICERS ONLY: "Appraiser" shall have the meaning set forth in Section 2(j) hereof.]

                  "Beneficial Owner" means a "beneficial owner", as such term is defined in Rule 13d-3 under the Exchange Act (except that a Person shall be deemed to have "beneficial ownership" of all Shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time).

                  "Board" shall mean the board of directors (or any committee thereof, as determined by the board of directors) of the Company.

                  "Business Day" shall mean a day (excluding Saturday and
Sunday) on which banks are open for business in New York, London and Bermuda for the transaction of normal banking business.

                  "Call Closing Date" shall have the meaning set forth in
Section 6(c) hereof.

                  "Called Options" shall have the meaning set forth in Section
6(c) hereof.

                  "Called Shares" shall have the meaning set forth in Section
6(c) hereof.

                  "Call Event" shall mean a Section 6(a) Call Event or a Section
6(b) Call Event.

                  "Call Notice" shall have the meaning set forth in Section 6(c)
hereof.

                  "Call Price" shall mean (i) for a Section 6(a) Call Event, the
Section 6(a) Call Price and (ii) for a Section 6(b) Call Event, the Section 6(b)
Call Price.

                  "Cause" shall mean (i) Shareholder's engagement in misconduct which is materially injurious to the Company or any of its Affiliates, (ii)
Shareholder's continued failure to substantially perform his duties to the
Company or any of its Affiliates, (iii) Shareholder's repeated dishonesty in the performance of his duties to the Company or any of its Affiliates, (iv)
Shareholder's commission of an act or acts constituting any (x) fraud against, or misappropriation or embezzlement from, the Company or any of its Affiliates,
(y) crime involving moral turpitude, or (z) criminal offense that could result in a jail sentence of at least 30 days, (v) Shareholder's continued failure to comply with the material applicable rules or regulations of any regulatory authority with regulatory jurisdiction over the Company or any of its
Affiliates, or (vi) Shareholder's material breach of any confidentiality or non-competition covenant entered into between Shareholder and the Company, provided that, with respect to such a breach of covenant that could be cured to the Company's satisfaction, Shareholder did not promptly cure such breach. The determination of the existence of Cause shall be made by the Board in good faith. Notwithstanding anything in this Agreement to the contrary, if the Board determines in good faith that grounds for termination of Shareholder's
Employment for Cause exist at the time of termination of Shareholder's
Employment for any reason, then, for all purposes, the Shares and the Options of
Shareholder shall be treated as if Shareholder's Employment were or had been terminated for Cause.

                                                                               3

                  (a) "Change in Control" means

                  (i) at any time that the Investors (as defined below) are the
         Beneficial Owners of 33.33% or more of the combined voting power of the voting shares of the Company, the occurrence of any of the following events:

                                    (A) the sale or disposition, in one or a
                           series of related transactions, of all or
                           substantially all of the assets of the Company to any
                           Person or Group (other than (x) any subsidiary (as
                           defined below) of the Company or (y) any entity which
                           is a holding company of the Company (other than any
                           holding company which became a holding company in a
                           transaction that resulted in a Change in Control) or
                           any subsidiary of such holding company);

                                    (B) any Person or Group is or becomes the
                           Beneficial Owner, directly or indirectly, of more
                           than 50% of the combined voting power of the voting
                           shares of the Company (or any entity which is the
                           Beneficial Owner of more than 50% of the combined
                           voting power of the voting shares of the Company),
                           including by way of merger, consolidation, tender or
                           exchange offer or otherwise; excluding, however, the
                           following: (I) any acquisition directly from the
                           Company, (II) any acquisition by the Company, or
                           (III) any acquisition by any employee benefit plan
                           (or related trust) sponsored or maintained by the
                           Company or any corporation controlled by the Company;
                           or

                                    (C) the consummation of any transaction or
                           series of transactions resulting in a merger,
                           consolidation or amalgamation, in which the Company
                           is involved, other than a merger, consolidation or
                           amalgamation which would result in the shareholders
                           of the Company immediately prior thereto continuing
                           to own (either by remaining outstanding or by being
                           converted into voting securities of the surviving
                           entity), in the same proportion as immediately prior
                           to the transaction(s), more than 50% of the combined
                           voting power of the voting shares of the Company or
                           such surviving entity outstanding immediately after
                           such merger, consolidation or amalgamation.

                                                                               4

                  (ii) at any time that the Investors (as defined below) are the
         Beneficial Owners of less than 33.33% of the combined voting power of the voting shares of the Company, the occurrence of any of the following events:

                                    (A) the sale or disposition, in one or a
                           series of related transactions, of all or
                           substantially all of the assets of the Company to any
                           Person or Group (other than (x) any subsidiary of the
                           Company or (y) any entity that is a holding company
                           of the Company (other than any holding company which
                           became a holding company in a transaction that
                           resulted in a Change in Control) or any subsidiary of
                           such holding company);

                                    (B) any Person or Group is or becomes the
                           Beneficial Owner, directly or indirectly, of more
                           than 30% of the combined voting power of the voting
                           shares of the Company (or any entity which is the
                           Beneficial Owner of more than 50% of the combined
                           voting power of the voting shares of the Company),
                           including by way of merger, consolidation, tender or
                           exchange offer or otherwise; excluding, however, the
                           following: (I) any acquisition directly from the
                           Company, (II) any acquisition by the Company, (III)
                           any acquisition by any employee benefit plan (or
                           related trust) sponsored or maintained by the Company
                           or any corporation controlled by the Company, or (IV)
                           any acquisition by a Person or Group if immediately
                           after such acquisition a Person or Group who is a
                           shareholder of the Company on the date the Board
                           approved the Plan (the "Plan Effective Date")
                           continues to own voting power of the voting shares of
                           the Company that is greater than the voting power
                           owned by such acquiring Person or Group;

                                    (C) the consummation of any transaction or
                           series of transactions resulting in a merger,
                           consolidation or amalgamation, in which the Company
                           is involved, other than a merger, consolidation or
                           amalgamation which would result in the shareholders
                           of the Company immediately prior thereto continuing
                           to own (either by remaining outstanding or by being
                           converted into voting securities of the surviving
                           entity), in the same proportion as immediately prior
                           to the transaction(s), more than 50% of the combined
                           voting power of the voting shares of the Company or
                           such surviving entity outstanding immediately after
                           such merger, consolidation or amalgamation; or

                                    (D) a change in the composition of the
                           entire Board such that the individuals who, as of the
                           Plan Effective Date, constitute the Board (such Board
                           shall be referred to for purposes of this subsection
                           (D) as the "Incumbent Board") cease for any reason to
                           constitute at least a majority of the Board;
                           provided, however, that for purposes of this
                           definition, any individual who becomes a member of
                           the Board subsequent to the Plan Effective Date,
                           whose election, or nomination for election, by a
                           majority of those individuals who are members of the
                           Board and who were also members of the Incumbent
                           Board (or deemed to be such pursuant to this

                                                                               5

                           proviso) shall be considered as though such
                           individual were a member of the Incumbent Board; and,
                           provided further, however, that any such individual
                           whose initial assumption of office occurs as the
                           result of or in connection with either an actual or
                           threatened election contest (as such terms are used
                           in Rule 14a-11 or Regulation 14A of the Act) or other
                           actual or threatened solicitation of proxies or
                           consents by or on behalf of an entity other than the
                           Board shall not be so considered as a member of the
                           Incumbent Board.

                  For purposes of this Plan, (i) "Investors" shall mean The
Blackstone Group, Wellington Underwriting plc, Candover Partners Limited, Credit
Suisse First Boston Private Equity, Montpelier Re Holdings Ltd., 3i Group plc,
Olympus Partners and Phoenix Equity Partners or their respective Affiliates;
(ii) "subsidiary" shall mean, in respect of any entity, any other entity that is, directly or indirectly, wholly owned by the first entity; and (iii) "holding company" shall mean, in respect of any entity, any other entity that, directly or indirectly, wholly owns such first entity.

                  "Companies Act" means the Bermuda Companies Act 1981, as
amended from time to time, and any successor thereto.

                  "Default Event" shall have the meaning set forth in Section
5(c) hereof.

                  "Eligible Put Shares" shall have the meaning set forth in
Section 5(a)(i) hereof.

                  "Employment" shall mean (i) Shareholder's employment if
Shareholder is an employee of the Company or any of its Affiliates and (ii)
Shareholder's services as a non-employee director or as an officer if
Shareholder is a non-employee member of the Board or of the board of directors of an Affiliate of the Company or an officer of the Company or any of its
Affiliates, provided, that, unless otherwise determined by the Board, a change in Shareholder's status from employee to non-employee (other than a non-employee director of the Company or any of its Affiliates) shall constitute a termination of employment hereunder.

                  "Exchange Act" shall mean the United States Securities
Exchange Act of 1934, as amended, and any successor thereto.

                  "Exercisable Options" shall have the meaning set forth in
Section 6(b)(B) hereof.

                  "Exercisable Option Shares" shall have the meaning set forth in Section 6(b)(B) hereof.

                  "Fair Market Value Per Share" shall mean, on a given date, (i)
if there is a public market for the Ordinary Shares on such date, the arithmetic mean of the high and low prices of the Ordinary Shares as reported on such date on the Composite Tape of the principal national securities exchange on which such Shares are listed or admitted to trading, or, if the Ordinary Shares are not listed or admitted on any national securities exchange, the arithmetic mean of the per Ordinary Share closing bid price and per Ordinary Share closing asked price on such date as quoted on the National Association of Securities Dealers
Automated Quotation System (or such

                                                                               6

market in which such prices are regularly quoted) (the "NASDAQ"), or, if no sale of Ordinary Shares shall have been reported on the Composite Tape of any national securities exchange or quoted on the NASDAQ on such date, then the immediately preceding date on which sales of Ordinary Shares have been so reported or quoted shall be used (if such date is the completion date of the
Initial Public Offering, the Fair Market Value Per Share on such date shall be the public offering price), and (ii) if there is not a public market for the
Ordinary Shares on such date, [FOR DIRECTORS/EXECUTIVE OFFICERS: the value determined in accordance with the provisions of Section 2(j)] [FOR ALL OTHER
EMPLOYEES: the value determined by the Board in good faith].

                  "Group" shall mean "group" as such term is defined in Section
13(d)(3) or 14(d)(2) of the Exchange Act, or any successor section thereto.

                  "Initial Public Offering" shall mean the initial public
offering by the Company of Ordinary Shares pursuant to a registration statement
(other than a registration statement on Form S-4 or Form S-8, or any other similar or successor form) filed under the Securities Act and declared effective by the SEC.

                  "Investors' Agreement" shall mean that certain Amended and
Restated Shareholders' Agreement dated [o], 2003, by and among the Company, BCP
Excalibur Holdco (Cayman) Limited, Wellington Underwriting plc, The Names'
Trustees Limited on behalf of the Names Trust (defined therein) and others, as may be amended, restated, supplemented or otherwise modified from time to time.

                  "Lapse Date" shall have the meaning set forth in Section 3(a)
hereof.

                  "Maximum Repurchase Amount" shall have the meaning set forth in Section 10(a) hereof.

                  "Offeror" shall have the meaning set forth in Section 4(a)
hereof.

                  "Option Excess Price" shall have the meaning specified in
Section 6(b)(B) hereof.

                  "Option Exercise Price" shall mean the exercise price of the
Ordinary Shares covered by the Options.

                  "Option Shares" shall have the meaning set forth in Section
2(a) hereof.

                  "Ordinary Shares" shall mean the ordinary shares, par value
[(pound)0.01] per share, in the capital of the Company.

                  "Permanent Disability" shall mean the inability of Shareholder to perform in all material respects his duties and responsibilities to the
Company or any of its Affiliates, by reason of a physical or mental disability or infirmity which inability is reasonably expected to be permanent and has continued (i) for a period of six consecutive months or (ii) such shorter period as the Board may reasonably determine in good faith. The permanent disability determination shall be in the sole discretion of the Board, and Shareholder (or his or her representative) shall

                                                                               7

furnish the Board with medical evidence documenting Shareholder's disability or infirmity, which is satisfactory to the Board.

                  "Person" shall mean "person" as such term is defined in
Section 13(d)(3) or 14(d)(2) of the Exchange Act, or any successor section thereto.

                  "Plan" shall mean the Aspen Insurance Holdings 2003 Share
Incentive Plan.

                  "Prime Rate" shall mean, on any day, the "prime rate" reported by JPMorganChase Bank in New York, New York on such day (or, if such day is not a Business Day, the preceding Business Day), and if such rate is no longer being reported by such bank, the prime rate reported by another major bank located in
New York, New York on such day, as determined by the Board.

                  "Put Closing Date" shall have the meaning set forth in Section
5(b) hereof.

                  "Put Notice" shall have the meaning set forth in Section 5(b)
hereof.

                  "Put Option" shall have the meaning set forth in Section 5(a)
hereof.

                  "Put Period" shall have the meaning set forth in Section 5(a)
hereof.

                  "Registration Rights Agreement" shall mean the Second Amended and Restated Registration Rights Agreement dated [o], 2003, by and among the
Company, BCP Excalibur Holdco (Cayman) Limited, Wellington Underwriting plc, The
Names' Trustees Limited on behalf of the Names Trust (defined therein) and others, as may be amended, restated, supplemented or otherwise modified from time to time.

                  "Repurchase Eligibility Date" shall have the meaning set forth in Section 5(c) hereof.

                  "Rule 144" shall mean Rule 144 under the Securities Act, or any similar or successor rule adopted by the SEC.

                  "Rule 405 Affiliate" shall mean an affiliate of the Company as defined under Rule 405 under the Securities Act (or any similar or successor rule adopted by the SEC) and as interpreted by the Board.

                  "SEC" shall mean the United States Securities and Exchange
Commission.

                  "Section 6(a) Call Event" shall have the meaning specified in
Section 6(a) hereof.

                  "Section 6(a) Call Price" shall have the meaning specified in
Section 6(a) hereof.

                  "Section 6(b) Call Event" shall have the meaning specified in
Section 6(b) hereof.

                  "Section 6(b) Call Price" shall have the meaning specified in
Section 6(b) hereof.

                                                                               8

                  "Securities Act" shall mean the United States Securities Act of 1933, as amended, and any successor thereto.

                  "Shareholder Entities" shall mean Shareholder, Shareholder's
Trust and Shareholder's Estate, collectively.

                  "Shareholder's Estate" shall mean the conservators, guardians, executors, administrators, testamentary trustees, legatees or beneficiaries of
Shareholder.

                  "Shareholder's Trust" shall mean (i) a trust solely for the benefit of Shareholder and Shareholder's spouse, children or grandchildren, including adopted children and grandchildren and step-children and step-grandchildren ("Immediate Family") or (ii) a partnership or limited liability company whose only partners or shareholders are Shareholder or members of Shareholder's Immediate Family.

                  "Shares" shall have the meaning set forth in Section 2(a)
hereof.

                  "Third Party Offer" shall have the meaning set forth in
Section 4(a) hereof.

                  2. Shareholder's Representations, Warranties and Agreements.

                  (a) Shareholder agrees and acknowledges that he will not,
directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of (any such act being referred to herein as a "transfer") any of the Purchased Shares or any Ordinary Shares issuable upon exercise of the
Options ("Option Shares"; together with the Purchased Shares and any Ordinary
Shares or other shares in the capital of the Company hereafter held or acquired by Shareholder, including, without limitation, upon exercise of any additional options, warrants or other rights to acquire Ordinary Shares or such other shares granted or issued to Shareholder, "Shares"), except as otherwise provided for herein.

                  (b) Shareholder agrees and acknowledges that he will not
transfer any of the Shares, unless (i) (A) the transfer is pursuant to an effective registration statement under the Securities Act, and in compliance with applicable provisions of United States state securities laws, or (B) (1)
counsel for Shareholder (which counsel shall be reasonably acceptable to the
Company) shall have furnished the Company with an opinion, satisfactory in form and substance to the Company, that no such registration is required because of the availability of an exemption from registration under the Securities Act, and
(2) if Shareholder is a citizen or resident of any country other than the United
States, or Shareholder desires to effect any transfer in any such country, counsel for Shareholder (which counsel shall be reasonably satisfactory to the
Company) shall have furnished the Company with an opinion or other advice reasonably satisfactory in form and substance to the Company to the effect that such transfer will comply with the securities laws of such jurisdiction; and
(ii) if required by Bermuda law, the transferee is approved by applicable
Bermuda regulatory authorities.

                  (c) Notwithstanding the foregoing, the Company acknowledges and agrees that any of the following transfers are deemed to be in compliance with the Securities Act and this Agreement and no opinion of counsel is required in connection therewith: (x) a transfer made

                                                                               9

pursuant to Sections 3, 4, 5 or 6 hereof, (y) upon or following Shareholder's death, to Shareholder's Estate or a transfer to the executors, administrators, testamentary trustees, legatees or beneficiaries of a natural person who has become a holder of Shares in accordance with the terms of this Agreement, provided, that it is expressly understood that any such transferee shall be bound by the provisions of this Agreement (and, upon request, such transferee will agree in writing to be bound by the terms and conditions hereof), or (z)
during Shareholder's life, a transfer made in compliance with all applicable laws to a Shareholder's Trust, provided, that such transfer is made expressly subject to this Agreement and that the transferee agrees in writing to be bound by the terms and conditions hereof.

                  (d) The certificate (or certificates) representing the Shares shall bear the following legends:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO
                  CERTAIN TRANSFER RESTRICTIONS CONTAINED IN THE SHAREHOLDER'S
                  AGREEMENT DATED AS OF [o] 2003 BETWEEN THE COMPANY AND THE
                  SHAREHOLDER NAMED ON THE FACE OF THIS CERTIFICATE AND THE
                  AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT DATED AS OF
                  [o] 2003, AS EACH MAY BE AMENDED FROM TIME TO TIME, AND MAY
                  NOT BE TRANSFERRED EXCEPT IN ACCORDANCE THEREWITH. COPIES OF
                  SUCH DOCUMENTS ARE ON FILE AT THE REGISTERED OFFICE OF THE
                  COMPANY. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF,
                  AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SUCH
                  DOCUMENTS."

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN
                  REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE
                  "SECURITIES ACT"), OR ANY UNITED STATES STATE SECURITIES LAWS
                  AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF
                  UNLESS (I)(A) A REGISTRATION STATEMENT IS IN EFFECT UNDER THE
                  SECURITIES ACT WITH RESPECT TO SUCH SHARES, OR (B) AN
                  EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE
                  SECURITIES ACT IS AVAILABLE OR THE SECURITIES ACT DOES NOT
                  APPLY (AND, IN SUCH CASE, AN OPINION OF COUNSEL REASONABLY
                  SATISFACTORY TO THE COMPANY SHALL HAVE BEEN DELIVERED TO THE
                  COMPANY TO SUCH EFFECT), AND (II) IF REQUIRED BY BERMUDA LAW,
                  THE TRANSFEREE IS APPROVED BY APPLICABLE BERMUDA REGULATORY
                  AUTHORITIES."

                  (e) Shareholder acknowledges that he has been advised that (i)
a restrictive legend in the form heretofore set forth shall be placed on the certificates representing the Shares and (ii) a notation shall be made in the appropriate records of the Company indicating that the Shares are subject to restrictions on transfer and appropriate stop transfer restrictions will be issued by the Company to the Company's transfer agent with respect to the
Shares. If Shareholder is a Rule 405 Affiliate, Shareholder also acknowledges that (1) the Shares must be held indefinitely and Shareholder must continue to bear the economic risk of the investment in the Shares unless the Shares are subsequently registered under the Securities Act or an exemption from such registration is available, (2) when and if the Shares may be disposed of without registration in reliance on Rule 144, such disposition can be made only in limited

                                                                              10

amounts in accordance with the terms and conditions of such Rule and (3) if the
Rule 144 exemption is not available, public sale without registration will require compliance with some other exemption under the Securities Act.

                  (f) If any Shares are to be disposed of in accordance with
Rule 144 or otherwise, Shareholder shall promptly notify the Company of such intended disposition and shall deliver to the Company at or prior to the time of such disposition such documentation as the Company may reasonably request in connection with such sale and, in the case of a disposition pursuant to Rule
144, shall deliver to the Company an executed copy of any notice on Form 144 required to be filed with the SEC.

                  (g) Shareholder represents and warrants that (i) with respect to the Shares he has received and reviewed the available information relating to the Shares and (ii) he has been given the opportunity to obtain any additional information or documents and to ask questions and receive answers about such information, the Company and the business and prospects of the Company which he deems necessary to evaluate the merits and risks related to his investment in the Shares and to verify the information contained in the information received as indicated in this sub-clause (ii), and he has relied solely on such information.

                  (h) Shareholder further represents and warrants that (i) his financial condition is such that he can afford to bear the economic risk of holding the Shares for an indefinite period of time and has adequate means for providing for his current needs and personal contingencies, (ii) he can afford to suffer a complete loss of his or her investment in the Shares, (iii) he understands and has taken cognizance of all risk factors related to the purchase of the Shares and (iv) his knowledge and experience in financial and business matters are such that he is capable of evaluating the merits and risks of his purchase of the Shares as contemplated by this Agreement.

                  (i) [FOR DIRECTORS/EXECUTIVE OFFICERS ONLY:] [If there is not a public market for the Ordinary Shares, the "Fair Market Value Per Share" of
Shares subject to repurchase by the Company pursuant to Sections 5 and 6 shall be the value determined as follows:

                           (i) in respect of a Section 6(a) Call Event, the
value determined by the Board in good faith;

                           (ii) in respect of any other repurchase by the
Company under Section 5 or 6, the value determined by the Board in good faith, provided, that, if any applicable Shareholder Entities notify the Company in writing no later than 20 days following receipt of notice from the Company of such determination that they disagree with such determination, the value determined in accordance with the following provisions (but, for avoidance of doubt, for any applicable Shareholder Entities that do not so contest the determination of the Board, the value determined by the Board shall apply):

                                    (A) the Company and the contesting
Shareholder Entities shall, as soon as reasonably possible following receipt by the Company of such notice, jointly select an independent investment bank of internationally recognized standing (the "Appraiser") to determine the Fair
Market Value Per Share for such Shares taking into consideration any and all factors that the Appraiser deems necessary or appropriate in connection with such determination;

                                                                              11

                                    (B) within 30 days of its selection and
appointment, the Appraiser shall determine and notify the Company and the contesting Shareholder Entities in writing the Fair Market Value Per Share of such Shares (such notice, an "Appraisal Notice"), which determination shall be final, conclusive and binding on the Company and the contesting Shareholder
Entities for the purpose of the repurchase in question (but shall not be binding on any other Person or for any other purpose whatsoever);

                                    (C) the costs and expenses of the Appraiser
shall be borne by the Company, unless the Fair Market Value Per Share as determined by the Appraiser is less than one hundred fifteen percent (115%) of the price determined by the Board, in which case the costs and expenses of the
Appraiser shall be borne by the contesting Shareholder Entities (pro rata among such contesting Shareholder Entities based on the number of Shares being repurchased from them); and

                                    (D) notwithstanding the foregoing
provisions, at any time prior to receipt of the applicable Appraisal Notice by any of the Company and the contesting Shareholder Entities, the Company and all of the contesting Shareholder Entities may agree in writing on the Fair Market
Value Per Share, which agreement shall be final, binding and conclusive on the
Company and the contesting Shareholder Entities for the purpose of the repurchase in question (but shall not be binding on any other Person or for any other purpose whatsoever).]

                  3. Transferability of Shares.
                     --------------------------

                  (a) Shareholder agrees that he will not transfer any of the
Shares at any time prior to the earlier of (x) the fifth anniversary of the date of this Agreement and (y) the death or Permanent Disability of Shareholder (the
"Lapse Date"); provided, however, that Shareholder may transfer the Shares prior to the Lapse Date pursuant to one of the following exceptions: (i) a transfer permitted by clauses (x)(other than in respect of this Section 3), (y) or (z) of
Section 2(c); (ii) a sale of Shares pursuant to, but subject to the terms and conditions of, Shareholder's registration rights under the Registration Rights
Agreement; (iii) a transfer of Shares pursuant to, but subject to the terms and conditions of, Shareholder's "tag-along" rights under the Investors' Agreement;
or (iv) a transfer at any time after the completion date of the Initial Public
Offering until the Lapse Date of an aggregate number of Shares that (together with Shares previously transferred pursuant to clause (ii), (iii) or clause
(iv)), as a percentage of the total number of Shares, including the number of
Shares underlying vested Options, held by the Shareholder Entities as of the completion date of the Initial Public Offering prior to any transfers thereof
("Initial Holdings"), does not exceed 5% of the Initial Holdings of such
Shareholder Entities in any 12-month period.

                  (b) No transfer of Shares in violation hereof shall be made or recorded on the books of the Company and any such transfer shall be void ab initio and of no effect, provided, that if the Shares are transferred in violation of this Agreement the purported transferee shall be bound by all of the restrictions and burdens, but shall not be entitled to any of the rights or benefits, in this Agreement.

                  (c) Shareholder acknowledges that it has been designated a third party beneficiary under the Registration Rights Agreement in respect of registration rights granted to "Company

                                                                              12

Holders" (as defined therein). In consideration of such designation, Shareholder agrees to be bound by all terms and conditions of the Registration Rights
Agreement (a copy of which has been provided to Shareholder) applicable to
"Company Holders" thereunder. Notwithstanding anything in this Agreement or the
Registration Rights Agreement to the contrary, the maximum number of Registrable
Securities (as defined in the Registration Rights Agreement) that the
Shareholder Entities shall be entitled to request to have registered pursuant to section 2(c) or section 3(a), as applicable, of the Registration Rights
Agreement will be equal to (i) the number of Shares then held by the Shareholder
Entities (including all Shares which the Shareholder Entities are then entitled to acquire under an unexercised Option to the extent then exercisable), multiplied by (ii) a fraction, the numerator of which is the number of
Registrable Securities being sold by the Investors and their respective
Transferees (as such terms are defined in the Registration Rights Agreement) and the denominator of which is the aggregate number of Registrable Securities then owned by Investors and their respective Transferees, subject, however, to the maximum number of Registrable Securities that the Shareholder Entities (pro rata based upon the aggregate number of Registrable Securities that the Shareholder
Entities and all Other Shareholders have requested to be registered) are permitted to register in a given registration after giving effect to the
"cutback" provisions of the Registration Rights Agreement. Shareholder hereby unconditionally appoints, and agrees to unconditionally appoint from time to time, Christopher O'Kane (or, if he should not be serving as chief executive officer of the Company, the then acting chief executive officer of the Company)
as "Company Holders' Representative" (as defined in the Registration Rights
Agreement) to act as its attorney and gives its power of attorney to such attorney to receive notices and other communications and take decisions and exercise approvals, consents and other rights, on behalf of Shareholder, under or in connection with the Registration Rights Agreement.

                  (d) Shareholder acknowledges that it has been designated a third party beneficiary under the Investors' Agreement in respect of certain
"tag-along" rights granted to "Management Shareholders" (as defined therein). In consideration of such designation, Shareholder agrees to be bound by all terms and conditions of the Investors' Agreement (a copy of which has been provided to
Shareholder) applicable to "Management Shareholders" thereunder. Notwithstanding anything in this Agreement or the Investors' Agreement to the contrary, the maximum number of Shares that the Shareholder Entities shall be entitled to request to have included in a Tag-Along Sale (as defined in the Investors'
Agreement) will be equal to (i) the number of Shares then held by the
Shareholder Entities (including all Shares which the Shareholder Entities are then entitled to acquire under an unexercised Option to the extent then exercisable), multiplied by (ii) a fraction, the numerator of which is the number of Shares being sold by the Investors and their respective Permitted
Transferees excluding, for avoidance of doubt, Permitted Distributees (as such terms are defined in the Investors' Agreement) and the denominator of which is the aggregate number of Shares then owned by Investors and their respective
Permitted Transferees excluding, for avoidance of doubt, Permitted Distributees, subject, however, to the maximum number of shares that the Shareholder Entities
(pro rata based upon the aggregate number of Shares that the Shareholder
Entities and all Other Shareholders have requested to be included in such
Tag-Along Sale) are permitted to include in the Tag-Along Sale pursuant to the
Investors' Agreement. Shareholder hereby unconditionally appoints, and agrees to unconditionally appoint from time to time, Christopher O'Kane (or, if he should not be serving as chief executive officer of the Company, the then acting chief executive officer of the

                                                                              13

Company) as "Management Shareholders' Representative" (as defined in the
Investors' Agreement) to act as its attorney and gives its power of attorney to such attorney to receive notices and other communications and take decisions and exercise approvals, consents and other rights, on behalf of Shareholder, under or in connection with the Investors' Agreement.

                  (e) This Section 3 shall terminate and be of no further force or effect upon the occurrence of a Change in Control, provided, that the terms of Sections 3(c) and 3(d) shall survive until Shareholder is no longer bound by the Registration Rights Agreement and the Investors' Agreement, respectively, in accordance with their respective terms.

                  4. Right of First Refusal.
                     -----------------------

                  (a) If, at any time after the Lapse Date and prior to the
completion date of the Initial Public Offering, the applicable Shareholder
Entities receive a bona fide offer to purchase any or all of his Shares (the
"Third Party Offer") from a third party (the "Offeror"), which applicable
Shareholder Entities wish to accept, such applicable Shareholder Entities shall cause the Third Party Offer to be reduced to writing and shall notify the
Company in writing of his wish to accept the Third Party Offer. The applicable
Shareholder Entities' notice to the Company shall contain an irrevocable offer to sell such Shares to the Company (in the manner set forth below) at a purchase price equal to the price contained in, and on the same terms and conditions of, the Third Party Offer, and shall be accompanied by a copy of the Third Party
Offer (which shall identify the Offeror). At any time within 30 days after the date of the receipt by the Company of the applicable Shareholder Entities'
notice, the Company shall have the right and option to purchase, or to arrange for a third party to purchase, all of the Shares covered by the Third Party
Offer pursuant to Section 4(b).

                  (b) The Company shall have the right and option to purchase, or to arrange for a third party to purchase, all of the Shares covered by the
Third Party Offer at the same price and on substantially the same terms and conditions as the Third Party Offer (or, if the Third Party Offer includes any consideration other than cash, then at the sole option of the Company, at the equivalent all-cash price, determined in good faith by the Board), by delivering a certified bank check or checks in the appropriate amount (or by wire transfer of immediately available funds, if the applicable Shareholder Entities provide to the Company wire transfer instructions) (and any such non-cash consideration to be paid) to the applicable Shareholder Entities at the principal office of the Company against delivery of certificates or other instruments representing the Shares so purchased, appropriately endorsed by the applicable Shareholder
Entities. If at the end of the 30-day period, the Company has not tendered the purchase price for such Shares in the manner set forth above, the applicable
Shareholder Entities may, during the succeeding 30-day period, sell not less than all of the Shares covered by the Third Party Offer, to the Offeror on terms no less favorable to the applicable Shareholder Entities than those contained in the Third Party Offer. Promptly after such sale, the applicable Shareholder
Entities shall notify the Company of the consummation thereof and shall furnish such evidence of the completion and time of completion of such sale and of the terms thereof as may reasonably be requested by the Company. If, at the end of such succeeding 30-day period, the applicable Shareholder Entities have not completed the sale of such Shares as aforesaid, the provisions of this Section 4 shall again be in effect with respect to such Shares.

                                                                              14

                  (c) Notwithstanding anything in this Agreement to the
contrary, this Section 4 shall terminate and be of no further force or effect upon the occurrence of a Change in Control.

                  5. Shareholder's Right to Put Shares to the Company following
                     ----------------------------------------------------------
Death or Permanent Disability.
------------------------------

                  (a) Except as otherwise provided herein, if, prior to earlier of the fifth anniversary of the date of this Agreement and the completion date of the Initial Public Offering, the Employment of Shareholder is continuing and
Shareholder either dies or becomes Permanently Disabled, then the applicable
Shareholder Entities shall, for ninety (90) days (the "Put Period") following the date of death or Permanent Disability, have the right (the "Put Option") to sell to the Company, and the Company shall be required to purchase, on one occasion, all of the Shares then held by the Shareholder Entities at a per Share price equal to the Fair Market Value Per Share on the date of exercise of the
Put Option.

                  (b) In the event the applicable Shareholder Entities intend to exercise the Put Option, the Shareholder Entities shall send written notice to the Company, at any time during the Put Period, indicating their intention to sell their Shares in exchange for the payment referred to in Section 5(a) and indicating the number of Shares to be sold (the "Put Notice"). The closing of the purchase shall take place at the principal office of the Company thirty (30)
days after receipt by the Company of the Put Notice, [FOR DIRECTORS/EXECUTIVE
OFFICERS ONLY: provided that, if the Fair Market Value Per Share is to be determined by the Appraiser in accordance with Section 2(j), the closing of the purchase (including the purchase of Shares of any Shareholder Entity that does not contest the determination of Fair Market Value Per Share made by the Board)
shall occur 10 days after receipt by the Company and the contesting Shareholder
Entities of written notice of such determination by the Appraiser,] provided,
[further,] that, if such day is not a Business Day, the closing of the purchase shall occur on the first Business Day thereafter (the "Put Closing Date"). The purchase price to be paid for the Shares to be repurchased in accordance with
Section 5(a) shall be paid by delivery to the applicable Shareholder Entities on the Put Date of a certified bank check or checks in the appropriate amount payable to the order of the applicable Shareholder Entities (or, if the
Shareholder Entities provide to the Company wire transfer instructions, wire transfer of immediately available funds), against delivery of certificates or other instruments representing the Shares so repurchased appropriately endorsed or executed by the applicable Shareholder Entities or any duly authorized representative.

                  (c) Notwithstanding anything in this Section 5 to the contrary and subject to Section 10(a), if (i) a default or an event of default on the part of the Company or any of its Affiliates under any loan, guarantee or other agreement under which the Company or such Affiliate has borrowed money is continuing on the Put Closing Date and prohibits such repurchase or is reasonably expected to result from such repurchase in the good faith determination of the Board or (ii) a violation on the part of the Company under the Companies Act (or, if the Company has reincorporated in another jurisdiction, the business corporation law of such jurisdiction) or any other applicable law or regulation is reasonably expected to result from such repurchase in the good faith determination of the Board (each, a "Default
Event"), then the Company shall not be obligated to repurchase any of the Shares from the applicable Shareholder Entities until the tenth (10th) Business Day after the date no Default Event is continuing (the "Repurchase Eligibility
Date"). On the Repurchase Eligibility Date, the

                                                                              15

Company shall purchase the number of Shares specified in the Put Notice at the price referred to in Section 5(a), plus interest accrued on such amounts at the
Prime Rate from the Put Closing Date to (but not including) the Repurchase
Eligibility Date. In the event of a delay in payment of the purchase price for the Shares under this Section 5(c), the Company will deliver a promissory note
(in a form to be mutually agreed) to the applicable Shareholder Entities to evidence the obligation to pay such purchase price. The promissory note will have a term not exceeding three (3) years. The Company may prepay the promissory note at any time without premium or penalty.

                  (d) Notwithstanding anything in this Agreement to the
contrary, except for any payment obligation of the Company that has arisen prior to such termination pursuant to this Agreement, this Section 5 shall terminate and be of no further force or effect upon the occurrence of a Change in Control.

                  6. The Company's Option to Call Shares and Options upon
                     ----------------------------------------------------
Certain Terminations of Employment.
-----------------------------------

                  (a) Except as otherwise provided herein, if, prior to the
completion date of the Initial Public Offering, (i) Shareholder's Employment is
terminated for Cause by the Company or any of its Affiliates or (ii) the
beneficiaries of a Shareholder's Trust shall include any person or entity other than Shareholder or any member of Shareholder's Immediate Family or Shareholder shall otherwise effect a transfer of any of the Shares other than as permitted by this Agreement (other than as may be required by applicable law or an order of a court having competent jurisdiction) and such breach (after discovery thereof) has not been cured within ten (10) calendar days following written notice from the Company to Shareholder (a "Section 6(a) Call Event"):

                           (A) with respect to the Shares, the Company may
repurchase all (or part) of the Shares then held by the applicable Shareholder
Entities at a per Share purchase price equal to the lesser of (x) the issue price per share of such Shares and (y) the Fair Market Value Per Share on the date of the applicable Call Notice (such lesser price, the "Section 6(a) Call
Price"); and

                           (B) with respect to the Options, all Options (whether
or not then exercisable) held by the applicable Shareholder Entities will terminate immediately without payment in respect thereof.

                  (b) Except as otherwise provided herein, if, prior to the
completion date of the Initial Public Offering, Shareholder's Employment is
terminated for any reason other than Cause by the Company or any of its
Affiliates (a "Section 6(b) Call Event"), then the Company may:

                           (A) with respect to the Shares, repurchase all (or
part) of the Shares then held by the applicable Shareholder Entities at a per
Share purchase price equal to the Fair Market Value Per Share on the date of the applicable Call Notice (the "Section 6(b) Call Price"); and

                           (B) with respect to any outstanding Options, the
Company may repurchase all (or part) of the exercisable Options then held by the applicable Shareholder

                                                                              16

Entities ("Exercisable Options"; the number of Option Shares underlying such
Exercisable Options, the "Exercisable Option Shares"), for an amount equal to the product of (x) the excess, if any, of the Fair Market Value Per Share on the date of the applicable Call Notice over the Option Exercise Price (the "Option
Excess Price") and (y) the number of Exercisable Options Shares to be repurchased pursuant to such Call Notice. In the event the Option Excess Price is zero or a negative number, all outstanding exercisable Options shall automatically terminate without any payment in respect thereof.

                  (c) The Company shall have a period of ninety (90) days
following the date of any Call Event in which to give written notice to
Shareholder of the Company's election to exercise its rights and obligations pursuant to this Section 6 (the "Call Notice"), indicating the number of Shares
(the "Called Shares") and Options (the "Called Options") subject to the Call
Notice and indicating the Call Price and the Option Excess Price on the date of the Call Notice. The closing of a purchase pursuant to this Section 6 shall take place at the principal office of the Company thirty (30) days after the date of the Call Notice, [FOR DIRECTORS/EXECUTIVE OFFICERS ONLY: provided that, in connection with a Section 6(b) Call Event, if the Fair Market Value Per Share is
to be determined by the Appraiser in accordance with Section 2(j), the closing of the purchase (including the purchase of Shares of any Shareholder Entity that does not contest the determination of Fair Market Value Per Share made by the
Board) shall occur 10 days after receipt by the Company and the contesting
Shareholder Entities of written notice of such determination by the Appraiser,]
provided, [further,] that, if such day is not a Business Day, the closing of the purchase shall occur on the first Business Day thereafter (the "Call Closing
Date"). The applicable purchase price for the Called Shares and the payment with respect to any Called Options to be repurchased in accordance with this Section
6 shall be paid by delivery to the applicable Shareholder Entities on the Call
Closing Date of a certified bank check or checks in the appropriate amount payable to the order of the applicable Shareholder Entities (or, if the
Shareholder Entities provide to the Company wire transfer instructions, wire transfer of immediately available funds), against delivery of certificates or other instruments representing the Called Shares so repurchased and appropriate documents canceling any Called Options so repurchased, in each case, appropriately endorsed or executed by the applicable Shareholder Entities or any duly authorized representative.

                  (d) Notwithstanding any other provision of this Section 6 to the contrary and subject to Section 10(a), if a Default Event exists on the Call
Closing Date for a Section 6(a) Call Event, the Company may delay the repurchase of any of the Called Shares from the applicable Shareholder Entities until the
Repurchase Eligibility Date. On the Repurchase Eligibility Date, the Company
shall purchase each Called Share at the Call Price, plus interest accrued on such amounts at the Prime Rate from the Call Closing Date to (but not including)
the Repurchase Eligibility Date. In the event of a delay in payment of the purchase price for the Called Shares under this Section 6(d), the Company will deliver a promissory note (in a form to be mutually agreed) to the applicable
Shareholder Entities to evidence the obligation to pay such purchase price. The promissory note will have a term not exceeding three (3) years. The Company may prepay the promissory note at any time without premium or penalty.

                  (e) Notwithstanding anything in this Agreement to the
contrary, this Section 6 shall terminate and be of no further force or effect upon the occurrence of a Change in Control.

                                                                              17

                  7. Adjustment of Repurchase Price.
                     -------------------------------

                  In determining the applicable purchase price of Shares or
Options, as provided for in Sections 5 and 6 above, appropriate adjustments shall be made for any stock splits, reverse stock split, stock dividend, reclassifications, recapitalizations or any other adjustment in the number of outstanding Shares in order to maintain, as nearly as practicable, the intended operation of the provisions of Sections 5 and 6.

                  8. Shares Issued to Shareholder Upon Exercise of Options.
                     ------------------------------------------------------

                  The Company may from time to time grant to Shareholder, in addition to the Options, options under the Plan (or another arrangement) to purchase Ordinary Shares at any exercise price.

                  9. The Company's Representations, Warranties and Agreements.
                     ---------------------------------------------------------

                  (a) The Company represents and warrants to Shareholder that
(i) this Agreement has been duly authorized, executed and delivered by the
Company and is enforceable against the Company in accordance with its terms and
(ii) the Shares, when issued and delivered in accordance with the terms hereof, will be duly and validly issued, fully paid and nonassessable.

                  (b) If the Company becomes subject to the reporting
requirements of Section 12 of the Exchange Act, the Company will file the reports required to be filed by it under the Securities Act and the Exchange
Act, and the rules and regulations thereunder, to the extent required from time to time to enable Shareholder to sell Shares without registration under the
Securities Act within the limitations of the exemptions provided by Rule 144, subject to the transfer restrictions set forth in Section 3. Notwithstanding anything contained in this Section 9(b), the Company may de-register under
Section 12 of the Exchange Act if it is then permitted to do so pursuant to the
Exchange Act and the rules and regulations thereunder and, in such circumstances, shall not be required hereby to file any reports which may be necessary in order for Rule 144 to be available. Nothing in this Section 9(b)
shall be deemed to limit in any manner the restrictions on sales of Shares contained in this Agreement.

                  (c) The Company shall maintain a current list of the Other
Shareholders and Shareholder shall be entitled to obtain a copy thereof on reasonable prior written request delivered to Company, provided, however, that such list shall be treated as confidential information in accordance with the terms and/or duties of Shareholder's Employment.

                  10. Pro Rata Repurchases; Dividends.
                      --------------------------------

                  (a) Notwithstanding anything to the contrary contained in
Section 5 or 6, if the consummation of any purchase or payment to be made by the
Company pursuant to Section 5 or 6(a) or the analogous provisions of any Other
Shareholders' Agreements would result in a Default Event, then the Company shall make purchases from, and payments to, Shareholder and the Other Shareholders pro rata (on the basis of the proportion of the number of Shares such Shareholder and all Other Shareholders have elected or are required to sell to the Company)
for the maximum number of Shares permitted without resulting in a Default Event
(the "Maximum

                                                                              18

Repurchase Amount"). The provisions of Section 5(c) and 6(d) shall apply to any delay in payment in respect of Shares due to the limits imposed by the Maximum
Repurchase Amount under this Section 10(a). Until all of such Shares are paid for by the Company, Shareholder and the Other Shareholders whose Shares are not purchased in accordance with this Section 10(a) shall have priority, on a pro rata basis, over other purchases of Shares by the Company pursuant to this
Agreement and Other Shareholders' Agreements.

                  (b) No dividends on the Ordinary Shares are expected to be paid by the Company prior to the Initial Public Offering. In the event any dividends are paid with respect to the Ordinary Shares, Shareholder will be treated in the same manner as all other holders of Ordinary Shares, subject to the terms of the Plan.

                  11. Rights to Negotiate Repurchase Price.
                      -------------------------------------

                  Nothing in this Agreement shall be deemed to restrict or
prohibit the Company from purchasing, redeeming or otherwise acquiring for value
Shares or Options from Shareholder, at any time, upon such terms and conditions, and for such price, as may be mutually agreed upon between the Parties, whether or not at the time of such purchase, redemption or acquisition circumstances exist which specifically grant the Company the right to purchase Shares or any
Options under the terms of this Agreement, provided, that no such purchase, redemption or acquisition shall be consummated, and no agreement with respect to any such purchase, redemption or acquisition shall be entered into, without the prior written consent of the Board.

                  12. Notice of Change of Beneficiary.
                      --------------------------------

Immediately prior to any transfer of Shares to a Shareholder's Trust,
Shareholder shall provide the Company with a copy of the instruments creating the Shareholder's Trust and with the identity of the beneficiaries of the
Shareholder's Trust, together with the contact details for the Shareholder's
Trust for the purposes of notices under this Agreement. Shareholder shall notify the Company as soon as practicable prior to any change in the identity of any beneficiary of the Shareholder's Trust.

                  13. Recapitalizations, etc.
                      -----------------------

                  The provisions of this Agreement shall apply, to the full
extent set forth herein with respect to the Shares or the Options, to any and all capital stock of the Company or any capital stock, partnership units or any other security evidencing ownership interests in any successor or assign of the
Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or substitution of the Shares or the Options, by reason of any stock dividend, split, reverse split, combination, recapitalization, liquidation, reclassification, merger, consolidation or otherwise.

                  14. Shareholder's Employment by the Company.
                      ----------------------------------------

                  Nothing contained in this Agreement or in any other agreement entered into by the Company and Shareholder contemporaneously with the execution of this Agreement (i)

                                                                              19

obligates the Company or any of its Affiliates to employ Shareholder in any capacity whatsoever or (ii) prohibits or restricts the Company or any of its
Affiliates from terminating the Employment of Shareholder at any time or for any reason whatsoever, with or without Cause, and Shareholder hereby acknowledges and agrees that neither the Company nor any other person has made any representations or promises whatsoever to Shareholder concerning Shareholder's
Employment or continued Employment.

                  15. Termination of Subscription Agreement; Survival of Certain
                      ----------------------------------------------------------
Covenants.
----------

                  [FOR MYNERS, O'KANE, CUSACK, DAVIES, MAY: The Company and
Shareholder hereby acknowledge that the Investors' Agreement has amended and restated the Subscription and Shareholders' Agreement and, as a result, the covenants of Shareholder under clauses 6.2 through 6.6 (Non-Compete
Undertakings) of the Subscription and Shareholders' Agreement no longer are contained in the Investors' Agreement. In consideration of the Company's representations, warranties and agreements in this Agreement, Shareholder agrees that the provisions of clauses 6.2 though 6.6 (Non-Compete Undertakings) and, in respect of such provisions only, clause 18 (Governing Law and Jurisdiction) in the Subscription and Shareholders' Agreement shall remain in full force and effect in accordance with their terms as between the Company and Shareholder and shall be incorporated by reference and form a part of this Agreement as if set out in full herein.]

                  [FOR ROSENTHAL, HUTTER, CORMACK, KEELING: The Company and
Shareholder hereby agree that the Share Subscription Agreement hereby is terminated, provided that, notwithstanding anything in the Share Subscription
Agreement to the contrary, in consideration of the Company's representations, warranties and agreements in this Agreement, Shareholder agrees that the provisions of paragraph 7 (Confidentiality) and, in respect of such provisions only, paragraph 12 (Governing Law and Jurisdiction) in the Share Subscription
Agreement shall survive such termination and shall remain in full force and effect in accordance with their terms as between the Company and Shareholder and shall be incorporated by reference and form a part of this Agreement as if set out in full herein.]

                  [FOR ALL OTHERS: The Company and Shareholder hereby agree that the Share Subscription Agreement hereby is terminated, provided that, notwithstanding anything in the Share Subscription Agreement to the contrary, in consideration of the Company's representations, warranties and agreements in this Agreement, Shareholder agrees that the provisions of paragraphs 4
(Non-Compete Undertakings) and 7 (Confidentiality) and, in respect of such provisions only, paragraph 12 (Governing Law and Jurisdiction) in the Share
Subscription Agreement shall survive such termination and shall remain in full force and effect in accordance with their terms as between the Company and
Shareholder and shall be incorporated by reference and form a part of this
Agreement as if set out in full herein.]

                  16. Binding Effect.
                      ---------------

                  The provisions of this Agreement shall be binding upon and accrue to the benefit of the Company and its successors and assigns. The provisions of this Agreement shall not be binding upon or accrue to the benefit of the heirs, legal representatives, successors or assigns of

                                                                              20

Shareholder other than to any transferee described in, but subject to the terms and conditions of, clause (y) or (z) under Section 2(c).

                  17. Amendment; Waiver.
                      ------------------

                  This Agreement may be amended only by a written instrument signed by the Parties and may not be amended or modified in any event without the prior written approval of the Board. Any failure of either Party to comply with any representation, warranty, obligation, covenant, agreement or condition contained in this Agreement may be waived by the other Party, provided, that such waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party, provided, further, that any such waiver of or failure to insist on strict compliance with any such representation, warranty, obligation, covenant, agreement or condition shall not operate as a waiver of any subsequent or other failure.

                  18. Applicable Law; Jurisdiction; Arbitration; Legal Fees.
                      ------------------------------------------------------

                  (a) The laws of Bermuda shall govern the interpretation,
validity and performance of the terms of this Agreement, regardless of the law that might be applied under principles of conflicts of law.

                  (b) In the event of any controversy among the Parties arising out of, or relating to, this Agreement which cannot be settled amicably by the parties, such controversy shall be finally, exclusively and conclusively settled by mandatory arbitration conducted expeditiously in accordance with the American
Arbitration Association rules, by a single independent arbitrator. If the
Parties are unable to agree on the selection of an arbitrator, then any Party may petition the American Arbitration Association for the appointment of the arbitrator, which appointment shall be made within ten (10) days of the petition therefor. Either Party may institute such arbitration proceeding by giving written notice to the other Party. A hearing shall be held by the arbitrator in
New York, London or Bermuda as agreed by the Parties (or, failing such agreement, in Bermuda) within thirty (30) days of his or her appointment. The decision of the arbitrator shall be final and binding upon all Parties and shall be rendered pursuant to a written decision that contains a detailed recital of the arbitrator's reasoning. Judgment upon the award rendered may be entered in any court having jurisdiction thereof.

                  19. Assignability of Certain Rights by the Company.
                      -----------------------------------------------

                  The Company shall have the right to assign any or all of its rights or obligations to purchase Shares pursuant to Sections 4, 5 and 6 hereof;
provided, however, that the Company shall remain obligated to perform its obligations notwithstanding such assignment in the event that such assignee fails to perform the obligations so assigned to it.

                  20. Withholding Taxes.
                      ------------------

                  The Company shall have the right to deduct from any cash
payment made under this Agreement to the applicable Shareholder Entities any applicable income or other taxes required by law to be withheld with respect to such payment.

                                                                              21

                  21. Notices.
                      --------

                  Any notice or other communication under or in connection with this Agreement shall be in writing and shall be delivered (i) personally, or
(ii) by first class post in a pre-paid envelope, (iii) by fax, or (iv) by email, to the party due to receive the notice or communication at its address, fax number or email address set out or described below, or such other address, fax number or email address as a party may specify by notice in writing to the others in accordance with this clause:

                  If to the Company, to:

                           Aspen Insurance Holdings Limited
                           Victoria Hall
                           11 Victoria Street
                           Hamilton HM11 Bermuda
                           Attention: Julian Cusack
                           Fax:  +1 441 295 1829
                           Email:  julian.cusack@aspen.bm
                                   ----------------------

                  If to Shareholder, at such Shareholder's address, fax number or email address as set forth below under Shareholder's signature.

                  In the absence of evidence of earlier receipt, any notice or other communication shall be deemed to have been duly given: (i) if delivered personally, when left at the address referred to above; (ii) if sent by mail other than air mail, five Business Days after posting such notice; (iii) if sent by air mail, two Business Days after posting such; (iv) if sent by fax on a
Business Day between the hours of 9 a.m. and 5 p.m. (local time at the recipient's address), when confirmation of its transmission has been recorded by the sender's fax machine, and if sent at any other time, if confirmation of its transmission has been recorded by the sender's fax machine, at 9 a.m. on the next succeeding Business Day; or (v) if sent by email on a Business Day between the hours of 9 a.m. and 5 p.m. (local time at the recipient's address), one hour after transmission, and if sent at any other time, at 9 a.m. on the next succeeding Business Day, unless, in either case, the sender receives a return message within three hours after transmission indicating that the email has not been delivered to the intended recipient (including any message that the intended recipient is "out of the office" or otherwise unavailable), unless the sender confirms by telephone directly with the intended recipient his or her receipt of the email.

                  22. Miscellaneous.
                      --------------

                  (a) If any court of competent jurisdiction shall declare any provision of this Agreement illegal, void or unenforceable, the other provisions shall not be affected, but shall remain in full force and effect.

                  (b) This Agreement, together with the Registration Rights
Agreement and the Investors' Agreement, constitutes the entire agreement among the Parties with respect to the subject matter hereof and supercedes all other prior agreements and understandings, both written and oral, or any of them.

                                                                              22

                  (c) The headings in this Agreement are inserted for
convenience only and do not constitute a part of this Agreement.

                  (d) This Agreement may be signed in counterparts, each of
which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                                                                              23

                  IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

                                      ASPEN INSURANCE HOLDINGS LIMITED

                                      By:
                                         --------------------------------------

                                      Name:
                                           ------------------------------------

                                      Title:
                                            -----------------------------------

                                      SHAREHOLDER:

                                      -----------------------------------------
                                      [NAME]

                                      Address:

                                      -----------------------------------------

                                      -----------------------------------------

                                      -----------------------------------------

                                      Fax Number:

                                      -----------------------------------------

                                      Email Address:

                                      -----------------------------------------